UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1160 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2010, Manhattan Bancorp (the “Company”) and Bank of Manhattan, N.A. (the “Bank”) entered into an Amendment to First Amended and Restated Employment Agreement (the “Amendment”) with Dean Fletcher, pursuant to which Mr. Fletcher will continue to serve the Company and the Bank as Executive Vice President and Chief Financial Officer.  The Amendment amends the First Amended and Restated Employment Agreement dated March 26, 2009 (the “Employment Agreement”) to extend the term of the Employment Agreement until August 31, 2011 and to reflect Mr. Fletcher’s current annual base salary of $185,000.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Amendment to First Amended and Restated Employment Agreement dated as of September 8, 2010, by and among Manhattan Bancorp, Bank of Manhattan, N.A., and Dean Fletcher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP
(Registrant)

September 9, 2010	By:	/s/ DEAN FLETCHER
Dean Fletcher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to First Amended and Restated Employment Agreement dated as of September 8, 2010, by and among Manhattan Bancorp, Bank of Manhattan, N.A., and Dean Fletcher.